Exhibit 21.1


                         SUBSIDIARIES OF CARRINGTON


                                                      Jurisdiction of
          Name of Subsidiary                           Organization
          ------------------                           ------------
          Carrington Laboratories, Belgium, N.V.         Belgium
          Finca Savila, S.A.                             Costa Rica
          Carrington Laboratories International, Inc.    Texas
          Hilcoa Corporation                             California
          Caraloe, Inc.                                  Texas
          Carrington Laboratories of Canada, Ltd.        Canada
          Sabila Industrial, S.A.                        Costa Rica